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                                                                   Exhibit 4.16



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                                DEPOSIT AGREEMENT

                                  by and among

                              POLAROID CORPORATION,


                                            , As Depositary
                             ---------------

                                       and


                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN




          ____% [Convertible][Cumulative] Preferred Stock, Series ____

                                 ---------------













                                      Dated
                                           ----------

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




                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

      FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY,
          REDEMPTION OF RECEIPTS, TRANSFER, SPLIT-UPS AND COMBINATIONS,
              SURRENDER, LOST RECEIPTS, CANCELLATION AND CONVERSION


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         SECTION 2.01.  Form and Transfer of Receipts.............................................................2
         SECTION 2.02.  Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect
                             Thereof..............................................................................3
         SECTION 2.03.  Redemption of Preferred Stock.............................................................4
         SECTION 2.04.  Registration of Transfer of Receipts......................................................5
         SECTION 2.05.  Split-ups and Combinations of Receipts; Surrender of Receipts and
                             Withdrawal of Preferred Stock........................................................5
         SECTION 2.06.  Limitations on Execution and Delivery, Transfer, Surrender and Exchange of
                             Receipts.............................................................................6
         SECTION 2.07.  Lost Receipts, etc........................................................................6
         SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts......................................6
         SECTION 2.09   Conversion of Preferred Stock into Common Stock...........................................6

                                   ARTICLE III

                            CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

         SECTION 3.01.  Filing Proofs, Certificates and Other Information.........................................8
         SECTION 3.02.  Payment of Taxes or Other Governmental Charges............................................8
         SECTION 3.03.  Warranty as to Preferred Stock............................................................9

                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

         SECTION 4.01.  Cash Distributions........................................................................9
         SECTION 4.02.  Distributions Other than Cash, Rights, Preferences or Privileges..........................9
         SECTION 4.03.  Subscription Rights, Preferences or Privileges...........................................10
         SECTION 4.04.  Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts.................11
         SECTION 4.05.  Voting Rights............................................................................11
         SECTION 4.06.  Changes Affecting Deposited Securities and Reclassifications,
                             Recapitalizations, etc..............................................................11
         SECTION 4.07.  Inspection of Reports....................................................................12
         SECTION 4.08.  Lists of Record Holders of Receipts......................................................12

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                                       -i-
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                                    ARTICLE V

                      THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY

         SECTION 5.01.  Maintenance of Offices, Agencies and Transfer Books by the Depositary;
                            Registrar............................................................................12
         SECTION 5.02.  Prevention of or Delay in Performance by the Depositary, the Depositary's
                            Agents, the Registrar, the Transfer Agent or the Company.............................13
         SECTION 5.03.  Obligations of the Depositary, the Depositary's Agents, the Registrar,
                             the Transfer Agent and the Company..................................................13
         SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor
                             Depositary..........................................................................14
         SECTION 5.05.  Corporate Notices and Reports............................................................14
         SECTION 5.06.  Indemnification by the Company...........................................................15
         SECTION 5.07.  Charges and Expenses.....................................................................15

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         SECTION 6.01.  Amendment................................................................................15
         SECTION 6.02.  Termination..............................................................................16

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01.  Counterparts.............................................................................16
         SECTION 7.02.  Exclusive Benefit of Parties.............................................................16
         SECTION 7.03.  Invalidity of Provisions.................................................................16
         SECTION 7.04.  Notices..................................................................................16
         SECTION 7.05.  Depositary's Agents......................................................................17
         SECTION 7.06.  Holders of Receipts Are Parties..........................................................17
         SECTION 7.07.  Governing Law............................................................................17
         SECTION 7.08.  Inspection of Deposit Agreement..........................................................17
         SECTION 7.09.  Headings.................................................................................17

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                                    EXHIBITS

         EXHIBIT A           Form of Depositary Receipt

                  This DEPOSIT AGREEMENT, dated as of _____________, _____________, is entered by and among POLAROID CORPORATION, a Delaware corporation, _____________, a _____ [corporation][trust company]
[banking corporation] [national banking association] and the holders from time to time of the Receipts described herein.

                                    RECITALS

                  WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of ____% [Convertible] [Cumulative] Preferred Stock, Series ____ par value [$1.00] per share, of Polaroid Corporation with the Depositary (as defined herein) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as defined herein) evidencing Depositary Shares (as defined herein) in respect of the Preferred Stock (as defined herein) so deposited; and

                  WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;


                  NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  The following definitions shall for all purposes, unless otherwise indicated, apply to the respective capitalized terms used in this Deposit Agreement:

                  "CERTIFICATE" shall mean the Certificate of Designations, Powers, Preferences and Rights filed with the Secretary of State of Delaware establishing the Preferred Stock as a series of preferred stock of the Company.

                  "COMMON STOCK" shall mean shares of common stock, par value $1.00 per share, of the Company.

                  "COMPANY" shall mean Polaroid Corporation, a Delaware corporation, and its successors.

                  "DEPOSIT AGREEMENT" shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

                  "DEPOSITARY" shall mean _____________, and any successor, as Depositary hereunder.

                  "DEPOSITARY SHARES" shall mean Depositary Shares, each representing one one-[thousandth] of a share of Preferred Stock and evidenced by a Receipt.

                  "DEPOSITARY'S AGENT" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

                  "DEPOSITARY'S OFFICE" shall mean the office of the Depositary to be designated by the Depositary, at which at any particular time its depositary receipt business shall be administered.

                  "PREFERRED STOCK" shall mean shares of the Company's ____% [Convertible][Cumulative] Preferred Stock, Series ___, par value $1.00 per share.

                  "RECEIPT" shall mean one of the Depositary Receipts issued hereunder, whether in definitive or temporary form.

                  "RECORD HOLDER" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

                  "REGISTRAR" shall mean any bank or trust company which shall be appointed pursuant to Section 7.05 to register ownership and transfers of Receipts as herein provided.

                  "TRANSFER AGENT" shall be as defined in Section 7.05.


                                   ARTICLE II

      FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY,
          REDEMPTION OF RECEIPTS, TRANSFER, SPLIT-UPS AND COMBINATIONS,
              SURRENDER, LOST RECEIPTS, CANCELLATION AND CONVERSION

                  SECTION 2.01. FORM AND TRANSFER OF RECEIPTS. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Preferred Stock, as the case may be, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at any office described in the third paragraph of Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Preferred Stock, as definitive Receipts.


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                                                                              3



                  Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; PROVIDED, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

                  Receipts shall be in denominations of any number of whole Depositary Shares.

                  Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

                  Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

                  SECTION 2.02. DEPOSIT OF PREFERRED STOCK; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Preferred Stock may from time to time deposit shares of Preferred Stock by delivery to the Depositary of a certificate or certificates representing the Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Preferred Stock. Deposited Preferred Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

                  Upon receipt by the Depositary of a certificate or certificates representing the Preferred Stock to be deposited in accordance with the provisions of this Section, together with the other docu ments required as above specified, and upon recordation of such Preferred Stock on the books of the registrar for the Preferred Stock in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons.

                  The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

                  SECTION 2.03. REDEMPTION OF PREFERRED STOCK. Whenever the Company shall elect to redeem shares of Preferred Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 40 nor more than 70 days' notice of the date of such proposed redemption of Preferred Stock, which notice shall be accompanied by a certificate from the Company stating that such redemption of Preferred Stock is in accordance with the provisions of the Certificate. Such notice, if given more than 60 days prior to the redemption date, shall be in addition to the notice required to be given for redemption pursuant to the Certificate. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Preferred Stock held by the Depositary to be redeemed, plus any accrued and unpaid dividends thereon, the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock. The Depositary shall mail notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Preferred Stock to be redeemed, first-class postage prepaid, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (subject to rounding to avoid fractions of the Depositary Shares) as may be determined by the Company.

                  Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the shares of Preferred Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price, including any accrued and unpaid dividends thereon) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require) in accordance with such notice, such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one one-[thousandth] of the redemption price per share paid in respect of the shares of Preferred Stock, plus accrued and unpaid dividends thereon to the date fixed for redemption.

                  If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                  SECTION 2.04. REGISTRATION OF TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon the Deposi tary and the Registrar shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

                  SECTION 2.05. SPLIT-UPS AND COMBINATIONS OF RECEIPTS; SURRENDER OF RECEIPTS AND WITHDRAWAL OF PREFERRED STOCK. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

                  Any holder of a Receipt or Receipts representing any number of whole shares of Preferred Stock may withdraw the Preferred Stock by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Preferred Stock represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock to be so withdrawn, deliver to such holder a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Preferred Stock being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

                  If the Preferred Stock being withdrawn is to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

                  Delivery of the Preferred Stock represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's office or at such other offices as the Depositary may designate, except that, at the request, risk and expense of the holder surrendering such Receipt or

Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                  SECTION 2.06. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require (a) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07, (b) the production of evidence satisfactory to it as to the identity and genuineness of any signature and (c) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                  The deposit of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register holders of Preferred Stock of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any Depositary's Agents or the Company, at any time or from time to time, because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

                  SECTION 2.07. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary with reasonable indemnification (which may include posting an indemnity bond) satisfactory to it.

                  SECTION 2.08. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.

                  SECTION 2.09. CONVERSION OF PREFERRED STOCK INTO COMMON STOCK. Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion price then in effect for the Preferred Stock (and, therefore, for the Depositary Shares) specified in the Certificate, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of this Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Preferred Stock may surrender such Receipt or Receipts at the corporate office of the Depositary or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Preferred Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or

Receipts to the Company or in blank, duly completed and executed. No fractional shares of Common Stock shall be issuable upon conversion of Preferred Shares underlying the Depositary Shares. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional shares of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same, holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

                  Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Preferred Stock and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any accrued and unpaid dividends and in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the shares of Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted and (ii) any money or other property to which the holder is entitled. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing shares of Preferred Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by the Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Preferred Stock for cancellation the shares of Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

                  If provided for in the Certificate, if any shares of Preferred Stock shall be called by the Company for redemption, the Depositary Shares representing such shares may be converted into Common Stock as provided in this Deposit Agreement until and including, but not after, the
close of business on the [       ] business day preceding the Redemption Date
unless the Company shall default in making payment of the shares of Common Stock and other amounts payable upon such redemption, in which case the Depositary Shares representing such shares of Preferred Stock may continue to be converted into Common Stock until and including, but not after, the close of business on the date on which the Company makes full payment of the shares of Common Stock and other amounts payable on such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any shares of Preferred Stock called for redemption, the shares of Preferred Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of the close of business on the date of such receipt.

                  The record holder of Depositary shares on any record date with respect to dividends established by the Depositary pursuant to Section 4.4 hereof shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the subsequent conversion of the Preferred Stock to which such Depositary Shares relate. If any shares of Preferred Stock are converted between the record date with respect to any dividend payment on the Preferred Stock and the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Preferred Stock (except for Depositary Shares converted after the issuance of a notice of redemption with respect to a redemption date during such period which shall be entitled to such dividend on the dividend payment date) shall pay to the Depositary an amount equal to the dividend payable on such dividend payment date on the Depositary Shares represented by the Receipt being surrendered for conversion. Any holder of Receipts on a record date with respect to a dividend payment who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying Preferred Stock on the corresponding dividend payment date will receive the dividend payable with respect to the Depositary Shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

                  Upon the conversion of any shares of Preferred Stock for which a request for conversion has been made by the holder of Depositary Shares representing such shares, all dividends in respect of such Depositary Shares shall cease to accrue (except as provided in the preceding paragraph), such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional Shares of Common Stock as provided herein and any cash payable on account of accrued dividends and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.8 hereof.



                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS
                           OF RECEIPTS AND THE COMPANY

                  SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal of the Preferred Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                  SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Preferred Stock represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

                  SECTION 3.03. WARRANTY AS TO PREFERRED STOCK. The Company hereby represents and warrants that the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts.


                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

                  SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the applicable record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; PROVIDED, HOWEVER, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (with out liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

                  SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH, RIGHTS, PREFERENCES OR PRIVILEGES. Whenever the Depositary shall receive any distribution other than cash and other than any rights, preferences or privileges described in Section 4.03, upon Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the applicable record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such record holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be, subject to Sections 3.01 and 3.02, distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

                  The Depositary shall not make any distribution of securities received in respect of the Preferred Stock unless the Company shall have provided an opinion of counsel stating that such securities have been registered under the Securities Act of 1933, as amended, or do not need to be so registered.

                  SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; PROVIDED, HOWEVER, that in case either (i) the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) with respect to any portion of the rights, preferences or privileges of a holder of Receipts, the Depositary is instructed that such holder does not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may (if applicable laws and the terms of such rights, preferences or privileges permit such transfer) sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be, subject to Sections 3.01 and 3.02, distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act of 1933, as amended, or do not need to be so registered.

                  If registration under the Securities Act of 1933, as amended, of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

                  If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                  SECTION 4.04. NOTICE OF DIVIDENDS, ETC.; FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which record holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) for the determination of the record holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

                  SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting at which the record holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the record holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the record holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the record holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Preferred Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

                  SECTION 4.06. CHANGES AFFECTING DEPOSITED SECURITIES AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in (x) the fraction of an interest represented by one Depositary Share in one share of Stock and (y) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Preferred Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of Common Stock and other securities and property and cash into which the Preferred Stock represented by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

                  SECTION 4.07. INSPECTION OF REPORTS. The Depositary shall make available for inspection by record holders of Receipts at the Depositary's Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Preferred Stock.

                  SECTION 4.08. LISTS OF RECORD HOLDERS OF RECEIPTS. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.


                                    ARTICLE V

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

                  SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES AND TRANSFER BOOKS BY THE DEPOSITARY; REGISTRAR. The Depositary shall maintain at the Depositary's Office facilities for the execution, delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; PROVIDED, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

                  The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                  The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Preferred Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Preferred Stock as may be required by law or applicable stock exchange regulation.

                  SECTION 5.02. PREVENTION OF OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR, THE TRANSFER AGENT OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor any Transfer Agent nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation, as amended, (including the Certificate), or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar, the Transfer Agent or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar, any Transfer Agent or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

                  SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR, THE TRANSFER AGENT AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor any Transfer Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence or willful misconduct.

                  Neither the Depositary nor any Depositary's Agent nor any Registrar nor any Transfer Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  Neither the Depositary nor any Depositary's Agent nor any Registrar nor any Transfer Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar, any Transfer Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary and any Depositary's Agent shall not be responsible for any failure to carry out any instruction to vote any of the shares of Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar and Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary, any Registrar or any Transfer Agent. The Depositary, the Depositary's Agents, any Registrar and any Transfer Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

                  SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor here under, shall duly assign, transfer and deliver all right, title and interest in the Preferred Stock to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

                  Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

                  SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Company agrees that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.08, all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or by the Company's Certificate of Incorporation (including the Certificate) to be furnished by the Company to holders of Receipts. Such transmission will be at the Company's expense.

                  SECTION 5.06. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Depositary, any Depositary's Agent, any Registrar and any Transfer Agent against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of (a) acts performed or omitted in connection with this Agreement and the Receipts by (i) the Depositary, any Registrar, any Transfer Agent or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence or bad faith on the respective parts of any such person or persons, or (ii) the Company or any of its agents, or (b) the offer, sale or registration of the Receipts or the Preferred Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section
5.06 shall survive any succession of any Depositary, Registrar, Transfer Agent or Depositary's Agent.

                  SECTION 5.07. CHARGES AND EXPENSES. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares and any redemption of the Preferred Stock at the option of the Company. All other transfer and other taxes and governmental charges and fees for the withdrawal of Preferred Stock upon surrender of Receipts shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar and Transfer Agent (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.


                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

                  SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent, which shall go into effect not sooner than three months after notice thereof to the record holders of the Receipts) which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the record holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

                  SECTION 6.02. TERMINATION. This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to
Section 4.01 or 4.02, as applicable.

                  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent, any Registrar and any Transfer Agent under Sections 5.06 and 5.07.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 7.02. EXCLUSIVE BENEFIT OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                  SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  SECTION 7.04. NOTICES. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at 784 Memorial Drive, Cambridge, Massachusetts 02139, to the attention of the [Secretary,] or at any other address of which the Company shall have notified the Depositary in writing.

                  Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, as follows: _____________ or at any other address of which the Depositary shall have notified the Company in writing.

                  Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

                  SECTION 7.05. DEPOSITARY'S AGENTS. Except as otherwise set forth herein, the Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

                  The Company has authorized the appointment of, and has requested the Depositary to appoint hereunder,_______________________ , as transfer agent (the "Transfer Agent") for the Depositary Shares. The Depositary hereby appoints ____________________________ as Transfer Agent and Registrar for the Depositary Shares and delegates to _____________________ the duties of the Depositary hereunder customarily performed by a transfer agent, a registrar and a depositary. Without otherwise affecting the liability of the Depositary hereunder, it is hereby agreed that if __________________ shall have agreed in writing to be bound by all the terms and conditions of this Deposit Agreement and to assume the obligations of the Depositary hereunder to be performed by it, then in no event shall the Depositary be liable for any acts or omissions of _________________________ as Transfer Agent, Registrar or Depositary's Agent with respect to the Depositary Shares.

                  SECTION 7.06. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

                  SECTION 7.07. GOVERNING LAW. This Deposit Agreement and the receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 7.08. INSPECTION OF DEPOSIT AGREEMENT. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

                  SECTION 7.09. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                  IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                                         POLAROID CORPORATION


                                         By:
                                            --------------------------------


                                            -------------, as Depositary,


                                         By:
                                            --------------------------------

                                                                      Exhibit A


                          [FORM OF DEPOSITARY RECEIPT]



           DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH REPRESENTING
      A ONE ONE-[THOUSANDTH] INTEREST (SUBJECT TO ADJUSTMENT) IN A SHARE OF
          ___% [CONVERTIBLE] [CUMULATIVE] PREFERRED STOCK, SERIES ____,
                           par value $1.00 per share,
                                       OF
                              POLAROID CORPORATION
             (Incorporated under the laws of the State of Delaware)

                         ------------------------------


No.                                                 CUSIP NO.
   -------                                                   ---------


                        EACH DEPOSITARY SHARE REPRESENTS
      A ONE ONE-[THOUSANDTH] INTEREST (SUBJECT TO ADJUSTMENT) IN A SHARE OF
           ___% [CONVERTIBLE] [CUMULATIVE] PREFERRED STOCK SERIES ____,
                             par value $1.00 per share,
                              OF POLAROID CORPORATION


                  1. ____________________________________, a [corporation]
[trust company] [banking corporation] [national banking association], as Depositary (the "Depositary"), hereby certifies that ___________ is the registered owner of ______ Depositary Shares ("Depositary Shares"), each Depositary Share representing a one one-[thousandth] (as such fraction may from time to time be adjusted as provided in the Deposit Agreement, as defined below) interest in a share of ___% [Convertible][Cumulative] Preferred Stock, Series ___ (the "Preferred Stock") of Polaroid Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company") deposited with, and held by, the Depositary. The rights, preferences and limitations of the Preferred Stock are set forth in the Certificate of Designations, Powers, Preferences and Rights (the "Certificate") adopted by the Company's Board of Directors (the "Authorizing Resolutions"), copies of which are on file at the Depositary's office at ________________________________.

                  2. THE DEPOSIT AGREEMENT. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of _____________ (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary in respect of the Preferred Stock deposited, and any and all money and other property from time to time held thereunder. The statements made on this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. The holder of this Receipt from time to time shall be deemed to be a party to the Deposit Agreement and shall be bound by, and entitled to all of the rights and benefits under, all the terms and conditions hereof and of the Deposit Agreement by acceptance of delivery of this Receipt. Unless otherwise expressly herein provided, all defined terms shall have the meanings ascribed thereto in the Deposit Agreement.

                  3. REDEMPTION. Wherever the Company shall be permitted and shall elect, under the Certificate, to redeem shares of the Preferred Stock, it shall give the Depositary not less than 40 nor more then 70 days' notice thereof. The Depositary shall mail notice of such redemption and the simultaneous redemption of the corresponding Depositary Shares not less than 30 and not more than 60 days prior to the date fixed for redemption to the holders of record of Receipts representing the number of Depositary Shares to be redeemed. Each such notice shall state: (a) the date of such proposed redemption; (b) the number of Depositary Shares to be redeemed; (c) the redemption price (which shall include full cumulative dividends thereon to the redemption date); (d) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (e) that dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate at the close of business on such redemption date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary to be equitable. From and after the date set for redemption, all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue, such Depositary Shares shall no longer be deemed outstanding and all rights of the holders of Receipts representing such Depositary Shares (except the right to receive the redemption price) shall cease and terminate. From and after the redemption date, upon surrender in accordance with the redemption notice of the Receipts representing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Share shall be redeemed by the Depositary at the redemption price per share equal to one [one-thousandth (1/1000th)] of the redemption price per share paid in respect of the shares of Preferred Stock plus any money or other property represented thereby.

                  4. TRANSFERS, SPLIT-UPS, COMBINATIONS. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

                  5. CONVERSION OF PREFERRED STOCK INTO COMMON STOCK. Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion price then in effect for the Preferred Stock (and, therefore, for the Depositary Shares) specified in the Certificate, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of this Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Preferred Stock may surrender such Receipt or Receipts at the corporate office of the Depositary or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Preferred Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional shares of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same, holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

                  Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Preferred Stock and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any accrued and unpaid dividends and in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the shares of Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted and (ii) any money or other property to which the holder is entitled. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing shares of Preferred Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by the Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Preferred Stock for cancellation the shares of Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

                  6. SUSPENSION OF DELIVERY, TRANSFER, ETC. The transfer or surrender of this Receipt may be suspended during any period when the register of holders of Preferred Stock of the Company is closed or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary, or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

                  7. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other government charge shall become payable by or on behalf of the Depositary with respect to this Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Receipt may be refused until such payment is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Preferred Stock or other property represented by this Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such tax or charge, the holder of this Receipt remaining liable for any deficiency.

                  8. WARRANTY BY COMPANY. The Company has warranted that the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable.

                  9. AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. A holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

                  10. CHARGES OF DEPOSITARY. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements, and all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares and redemption of the Preferred Stock at the option of the Company. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares. All other charges and expenses of the Depositary and any agent of the Depositary will be paid in consultation and agreement between the Depositary and the Company.

                  11. TITLE OF RECEIPTS. This Receipt (and the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until transfer of a Receipt shall be registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

                  12. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution on the Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the Receipt holders as nearly as practicable in proportion to the number of Depositary Shares held by them; PROVIDED, HOWEVER, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Preferred Stock may be distributed to holders of Receipts as provided in the Deposit Agreement.

                  13. FIXING OF RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Preferred Stock), for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting.

                  14. VOTING RIGHTS. Upon receipt of notice of any meeting at which holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement informing holders of Receipts that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock represented by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Preferred Stock unless directed to the contrary by the holders of Receipts) to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

                  15. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in par or stated value, split-up, combination or any other reclassification of the Preferred Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, or upon the sale of all or substantially all the Company's assets, the Depositary may in its discretion with the approval of the Company, and in such manner as the Depositary may deem equitable, (i) make such adjustments in (x) the fraction of an interest represented by one Depositary Share in one share of Preferred Stock and (y) the ratio of the redemption price of a share of Preferred Stock, in each case as may be necessary fully to reflect the effect of such change and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion or in respect of the Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Preferred Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

                  16. LIABILITY AND OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to any holder of any Receipt, other than for its gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law or regulation thereunder of the United States of America or any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Certificate of Incorporation (including the Certificate) or by reason of any act of God or war or other circumstances beyond their control, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, other than for its gross negligence or willful misconduct. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished. The Deposit Agreement contains various other exculpancy, indemnification and related provisions, to which reference is hereby made.

                  17. RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may at any time (a) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (b) be removed by the Company effective upon the appointment of a successor Depositary and its acceptance of such appointment.

                  18. TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement may be terminated by the Company or the Depositary only upon or after the occurrence of any of the following events: (i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary with respect to indemnification, charges and expenses.

                  19. GOVERNING LAW. This Receipt and the Deposit Agreement and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of New York.

                  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually by a duly authorized signatory of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary provided this Receipt is countersigned manually by the signature of a duly authorized signatory of such Registrar.

                  The Corporation will furnish without charge to each holder of Preferred Stock who so requests the powers, designations, preferences and rights of each class of Preferred Stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.



                                        ---------------------------------,
                                           as Depositary and Registrar



                                        By:
                                           -------------------------------
                                                Authorized Officer

Dated: